EXHIBIT 10.21

NINTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT
AND BORROWING BASE REDETERMINATION

THIS NINTH AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT AND BORROWING BASE REDETERMINATION (this “Amendment”), dated as of May 13, 2013, is by and among SEFTON RESOURCES, INC., a British Virgin Islands corporation (“Parent”), TEG OIL & GAS U.S.A., INC., a Colorado corporation (“TEGOG”), TEG MIDCONTINENT, INC., a Colorado corporation (“TEGMC”), and BANK OF THE WEST, a California corporation (“BOTW”). Parent, TEGOG and TEGMC are herein collectively referred to as “Borrowers.”

RECITALS

A.           Borrowers and BOTW entered into an Amended and Restated Credit Agreement dated as of October 21, 2008, as heretofore amended (as so amended, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.           Borrowers and BOTW desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement and to evidence a Borrowing Base redetermination.

AGREEMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Credit Agreement Amendment.  The Credit Agreement shall be, and hereby is, amended as follows, effective as of the date hereof:

(a)           The following shall be substituted for the definitions of “Borrowing Base” and “Borrowing Base Period” in Section 1.1 on page 2 of the Credit Agreement:

“Borrowing Base” means, at any time, the aggregate loan value of all Borrowing Base Properties, as determined by BOTW in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as BOTW customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that, as of June 1, 2013, the Borrowing Base shall be set at $5,100,000 and shall thereafter be reduced at the times and in the amounts that the Maximum Loan Amount is reduced.

“Borrowing Base Period” means: (a) the current Borrowing Base Period ending May 31, 2013; and (b) the time period from June 1, 2013 to the Maturity Date.

(b)           In lines 1 and 2 of the definition of “Maturity Date” in Section 1.1 on page 7 of the Credit Agreement, “January 1, 2014” shall be substituted for “June 1, 2013.”

(c)           Exhibit F attached hereto shall be substituted for the Exhibit F previously attached to the Credit Agreement.

2.           Extension Fee.  In consideration of the extension of the Maturity Date being made pursuant to the terms hereof, Borrowers hereby agree to pay the following fees to BOTW:  upon the execution and delivery of this Amendment, a fee in the amount of $6,375.00, and (b) not later than two Business Days after the Maturity Date, as extended pursuant to this Amendment, a fee in the amount of 0.875% times the following, determined as of the Maturity Date: (a) the sum of the then-outstanding principal balance of all Advances, plus (b) the sum of the face amounts of all then-outstanding Letters of Credit.

3.           Borrowing Base Redetermination.  By mutual agreement of the parties, BOTW has determined the Borrowing Base for the Borrowing Base Period commencing June 1, 2013, resulting in the Borrowing Base being set as follows until the effective date of any ensuing Borrowing Base redetermination that may be made pursuant to the terms of the Credit Agreement: $5,100,000 as of June 1, 2013, reduced at the times and in the amounts that the Maximum Loan Amount is reduced, as set forth in Exhibit F.

4.           Loan Documents.  All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

5.           Conditions Precedent.  The obligations of the parties under this Amendment are subject, at the option of BOTW, to the prior satisfaction of the condition that Borrowers shall have delivered to BOTW the following (all documents to be satisfactory in form and substance to BOTW and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than BOTW):

(a)           This Amendment.

(b)           The extension fee described in Section 2(a) above.

(c)           Any and all other Loan Documents required by BOTW, including without limitation such amendments to existing Security Documents as may be required by BOTW.

6.           Certification by Borrowers.  Borrowers hereby certify to BOTW that, as of the date of this Amendment, after giving effect to the provisions hereof: (a) all of Borrowers’ representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by Borrowers under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

7.           Continuation of the Credit Agreement.  Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect.

8.           Expenses.  Borrowers shall pay incurred in connection with the transactions this Amendment, including without limitation fees and expenses incurred by BOTW, all fees attorney for BOTW and any and all filing and all expenses contemplated by all engineering and expenses of the recording expenses.

9.           Release.  In consideration of the amendments contained herein, Borrowers hereby waive and release BOTW from any and all claims and defenses, known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

10.           Ratification and Affirmation.  Each Borrower hereby acknowledges the terms of this Amendment and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

11.           Miscellaneous.  This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the date first above written.

BANK OF THE WEST

By:	/s/ Duc Duong
Duc Duong,
Vice President

SEFTON RESOURCES, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chief Executive Officer

TEG OIL & GAS U.S.A., INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

TEG MIDCONTINENT, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman